AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Plan") is made this 15th day of January, 2002, by and between Global Acquisition, Inc., a Colorado corporation ("Global Acquisition"); a wholly-owned subsidiary corporation to be formed by Global Acquisition under the laws of the State of Nevada to be named "Global Acquisition Subsidiary, Inc." ("Global Acquisition Subsidiary"); Oak Ridge Micro-Energy, Inc., a Nevada corporation ("Oak Ridge"); and the person listed in Exhibit A hereof, who is the sole owner of record of all of the outstanding securities of Oak Ridge (the "Oak Ridge Stockholder");

                     W I T N E S S E T H :

          WHEREAS, the respective Boards of Directors of Global Acquisition and Oak Ridge have adopted certain resolutions whereby Global Acquisition Subsidiary and Oak Ridge will merge in a "forward triangular merger" pursuant to the provisions of Sections 368(a)(1) and 368(a)(2)(D) of the United States Internal Revenue Code of 1986, as amended, and the applicable provisions of the Nevada Revised Statutes, and whereby the Oak Ridge Stockholder will receive shares of common stock of Global Acquisition under the Plan in consideration of such merger; and

          WHEREAS, Oak Ridge shall be the surviving corporation ("Surviving Corporation") under the merger, as contemplated by this Plan;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Plan and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as required by the laws of the State of Nevada as follows, to-wit:

                           Section 1

                         Plan of Merger

          1.1  Merger and Surviving Corporation.   Global Acquisition
Subsidiary will merge with and into Oak Ridge, with Oak Ridge being the Surviving Corporation; and the separate existence of Global Acquisition Subsidiary shall cease. Until amended, modified or otherwise altered, the Articles of Incorporation of Oak Ridge shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Oak Ridge shall continue to be the Bylaws of the Surviving Corporation.

          1.2 Share Conversion and Cancellation. Each share of issued and outstanding common stock of Oak Ridge (the "Oak Ridge Shares") shall, upon the effective date of the Plan, be converted into and exchange with Global Acquisition for 23,049,018 shares of common stock of Global Acquisition, amounting to 23,049,018 shares in the aggregate as outlined in Exhibit A, or approximately 29% of the post-Plan outstanding securities of Global Acquisition, taking into account the cancellation of 22,750,000 shares of common stock of Global Acquisition as outlined in Section 1.13; and all qualifying shares of Global Acquisition Subsidiary issued to Global Acquisition on formation shall be canceled. All shares of common stock of Global Acquisition issued in exchange for the Oak Ridge Shares shall be "restricted securities" that are not freely publicly tradeable except in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and/or the general rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          1.3 Survivor's Succession to Corporate Rights. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Global Acquisition Subsidiary; and all and singular, the rights, privileges, powers and franchises of Global Acquisition Subsidiary, and all property, real, personal and mixed, and all debts due to Global Acquisition Subsidiary on whatever account, as well for stock subscriptions as all other things in action or belonging to Global Acquisition Subsidiary shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Global Acquisition Subsidiary, and the title to any real estate vested by deed or otherwise in Global Acquisition Subsidiary shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Global Acquisition Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of Global Acquisition Subsidiary shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          1.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of Global Acquisition Subsidiary and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Global Acquisition Subsidiary. The employees of Global Acquisition Subsidiary shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Global Acquisition Subsidiary.

          1.5  Survivor's Rights to Assets, Liabilities, Reserves, etc.
The assets, liabilities, reserves and accounts of Global Acquisition Subsidiary shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Global Acquisition Subsidiary, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Plan.

          1.6 Directors and Executive Officers Global Acquisition and of the Surviving Corporation and Designation of New Directors and Executive Officers. On Closing, the Boards of Directors and the executive officers of Global Acquisition and the Surviving Corporation shall each be re-aligned and re-designated and elected as follows: John B. Bates, Director, CEO and Chief Technical Officer, and Mark Meriwether, Director, President and Secretary; with each director and/or executive officer to serve until the next respective annual meetings of the stockholders and Boards of Directors of Global Acquisition and the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations. Not less than one member of the Board of Directors of Global Acquisition shall serve on the Board of Directors of the Surviving Corporation at all times.

          1.7 Principal Office. The principal executive office of the Surviving Corporation shall be located at 74 Rolling Links Blvd., Oak Ridge, Tennessee 37830. The Surviving Corporation shall also maintain a registered office in the State of Nevada at 502 East John Street, Room E. Carson City, Nevada 89706.

          1.8 Adoption. The Plan shall be adopted by the Board of Directors of Global Acquisition as the sole stockholder of Global Acquisition Subsidiary, and by the Oak Ridge Board of Directors and the Oak Ridge Stockholder.

          1.9 Dissenters' Rights and Notification. As the Plan requires the affirmative vote of all of the outstanding voting securities of Global Acquisition Subsidiary and Oak Ridge, and the Nevada Revised Statutes do not require a vote of Global Acquisition stockholders, dissenters' rights are not applicable under the Plan;

          1.10 Delivery of Certificates by the Oak Ridge Stockholder. The transfer of the Oak Ridge Shares by the Oak Ridge Stockholder shall be effected by the delivery to Global Acquisition or its transfer agent of certificates representing the Oak Ridge Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Global Acquisition and the Global Acquisition Subsidiary and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the Oak Ridge Stockholder, and on receipt thereof to the satisfaction of Global Acquisition, a stock certificate representing shares in Global Acquisition as outlined in Exhibit A shall be issued and delivered to the Oak Ridge Stockholder; as a condition to the exchange of the Oak Ridge Shares, Global Acquisition and the Surviving Corporation shall require the Oak Ridge Stockholder to execute and deliver and Investment Letter as outlined in
Section 4.12 hereof, acknowledging, among other things, that the shares of Global Acquisition to be received in exchange for the Oak Ridge Shares are "unregistered" and "restricted" securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by the Oak Ridge Stockholder, unless an exemption from such registration is available for any such sale.

          1.11 Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

          1.12 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes have been met.

          1.13 Conditions Precedent to the Closing of the Plan. The completion of the following to the satisfaction of Oak Ridge and the Oak Ridge Stockholder are conditions precedent to the Closing of the Plan: (i) the cancellation by Mark Meriwether, the President and sole member of the Board of Directors of Global Acquisition, of 22,750,000 shares of common stock of Global Acquisition that are presently owed by him; (ii) Mr. Meriwether's compromise and settlement of all sums due and owing by Global Acquisition to him of any nature whatsoever, amounting to $45,780 at September 30, 2001;
(iii) Mr. Meriwether's assumption and indemnification of Global Acquisition against the remaining pre-Plan outstanding liabilities of Global Acquisition, amounting to $4,915 at September 30, 2001; (iv) the indemnification by Global Acquisition of the Oak Ridge Stockholder against any claims of Richard A. Hahn and/or MicroBattery, Inc. that are in any way related to the UT-Battelle LLC "thin film battery" technology; and (v) the granting by Mr. Meriwether to the Oak Ridge Stockholder of an Irrevocable Proxy to vote the shares of common stock owned by Mr. Meriwether in Global Acquisition on all matters that relate to the technical development of any products covered by the UT-Battelle Option that was granted to Oak Ridge so long as Mr. Meriwether's ownership in any such shares continues and while the Oak Ridge Stockholder is associated with Global Acquisition in any manner other than as a stockholder only.

          1.14 Conditions Subsequent to the Closing of the Plan. Within 45 days of the Closing, Global Acquisition shall change its domicile from the State of Colorado to the State of Nevada by merging with and into Oak Ridge with Oak Ridge being the surviving corporation in such merger, and the surviving corporation's name in this subsequent merger shall remain as "Oak Ridge Micro-Energy, Inc."

                           Section 2

                            Closing

          The Closing contemplated by Section 1.1 shall be held at the principal executive offices of Leonard W. Burningham, Esq., Suite 205, 455 East 500 South Street, Salt Lake City, Utah 84111, not later than ten days following the date of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                           Section 3

Representations and Warranties of Global Acquisition and Global Acquisition
                           Subsidiary

          Global Acquisition and Global Acquisition Subsidiary represent and warrant to, and covenant with, the Oak Ridge Stockholder and Oak Ridge as follows:

          3.1 Corporate Status. Global Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Global Acquisition is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable United States federal and state securities laws, rules and regulations; and Global Acquisition is not in violation of any such securities laws, rules or regulations. Global Acquisition's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "GBAQ," though there is no "established trading market" for these securities.

          Global Acquisition Subsidiary will be organized under the laws of the State of Nevada immediately following the execution and delivery of this Plan, by the filing of the Articles of Incorporation attached hereto as Exhibit B.

          3.2 Capitalization. The authorized capital stock of Global Acquisition consists of 100,000,000 shares of common voting stock, having a par value of $0.001 per share, of which 78,580,060 shares are issued and outstanding, all fully paid and non-assessable. Except as may be provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Global Acquisition.

          The capitalization of Global Acquisition Subsidiary shall be as set forth in Exhibit B, and except as provided in this Plan, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Global Acquisition Subsidiary.

          3.3 Financial Statements. The audited financial statements of Global Acquisition furnished to the Oak Ridge Stockholder and Oak Ridge, consisting of audited financial statements for the years ended December 31, 2000 and 1999, and unaudited financial statements for the period ended September 30, 2001, attached hereto as Exhibits C and C-1 and incorporated herein by reference, are correct and fairly present the financial condition of Global Acquisition at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          3.4 Undisclosed Liabilities. Global Acquisition has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

          3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Global Acquisition which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Global Acquisition, payments of any dividend or other distribution in respect of any class of stock of Global Acquisition, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

          3.6 Title to Property. Global Acquisition has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Global Acquisition are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

          3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Global Acquisition, threatened, against or relating to Global Acquisition, its properties or business, except as set forth in Exhibit
D. Further, no officer, director or person who may be deemed to be an affiliate of Global Acquisition is party to any material legal proceeding which could have an adverse effect on the Company (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Global Acquisition.

          3.8 Books and Records. From the date of this Plan to the Closing, Global Acquisition will (1) give to the Oak Ridge Stockholder and Oak Ridge or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Oak Ridge Stockholder and Oak Ridge or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Global Acquisition as the Oak Ridge Stockholder and Oak Ridge or their respective representatives may reasonably request.

          3.9 Tax Returns. Global Acquisition has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Global Acquisition and its representatives will keep confidential any information which they obtain from the Oak Ridge Stockholder or from Oak Ridge concerning the properties, assets and business of Oak Ridge. If the transactions contemplated by this Plan are not consummated by January 31, 2002, Global Acquisition will return to Oak Ridge all written matter with respect to Oak Ridge obtained by Global Acquisition in connection with the negotiation or consummation of this Plan.

          3.11 Corporate Authority. Global Acquisition and Global Acquisition Subsidiary have full corporate power and authority to enter into this Plan and to carry out their respective obligations hereunder and will deliver to the Oak Ridge Stockholder and Oak Ridge or their respective representatives at the Closing certified copies of resolutions of their Board of Directors authorizing execution of this Plan by their officers and performance thereunder.

          3.12 Due Authorization.   The execution of this Plan and
performance by Global Acquisition and Global Acquisition Subsidiary hereunder have been duly authorized by all requisite corporate action on the part of Global Acquisition and Global Acquisition Subsidiary, and this Plan constitutes a valid and binding obligation of Global Acquisition and Global Acquisition Subsidiary and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Global Acquisition or Global Acquisition Subsidiary.

          3.13 Environmental Matters. Global Acquisition has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action, or of any cause for any such lien or action. In addition, to the best knowledge of Global Acquisition, there are no substances or conditions which may support a claim or cause of action against Global Acquisition or any of Global Acquisition's current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding Oak Ridge.  Global
Acquisition and Global Acquisition Subsidiary acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Oak Ridge and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Oak Ridge, and with the legal and accounting firms of Oak Ridge, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                           Section 4

Representations, Warranties and Covenants of Oak Ridge and the Oak Ridge
                          Stockholder

          Oak Ridge and the Oak Ridge Stockholder represent and warrant to, and covenant with, Global Acquisition and Global Acquisition Subsidiary as follows:

          4.1 Oak Ridge Shares. The Oak Ridge Stockholder is the record and beneficial owner of the Oak Ridge Shares, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the name, address and number of Oak Ridge Shares owned by the Oak Ridge Stockholder.

          4.2 Corporate Status. Oak Ridge is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          4.3 Capitalization. The authorized capital stock of Oak Ridge consists of 50,000,000 shares of common voting stock with a par value of $0.001 per share, 1,000 of which are issued and outstanding, all fully paid and non-assessable. Except as may be provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock of Oak Ridge.

          4.4 Financial Statements. The unaudited financial statements of Oak Ridge furnished to Global Acquisition, consisting of a balance sheet for the period ended December 31, 2001, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of Oak Ridge at such date and for the period involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          4.5 Undisclosed Liabilities. Oak Ridge has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F.

          4.6 Interim Changes. Since the date of its balance sheet, except as set forth in Exhibit F, there have been no (1) changes in the financial condition, assets, liabilities or business of Oak Ridge which, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Oak Ridge, payment of any dividend or other distribution in respect of the capital stock of Oak Ridge, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

          4.7 Title to Property. Oak Ridge has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet, and the properties and assets of Oak Ridge are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit F, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Oak Ridge, threatened, against or relating to Oak Ridge, its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of Oak Ridge is party to any material legal proceeding which could have an adverse effect on Oak Ridge (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Oak Ridge.

          4.9 Books and Records. From the date of this Plan to the Closing, the Oak Ridge Stockholder will cause Oak Ridge to (1) give to Global Acquisition and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Global Acquisition may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Oak Ridge as Global Acquisition may reasonably request.

          4.10 Tax Returns. Oak Ridge has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), the Oak Ridge Stockholder and Oak Ridge and their respective representatives will keep confidential any information which they obtain from Global Acquisition concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by January 31, 2002, the Oak Ridge Stockholder and Oak Ridge will return to Global Acquisition all written matter with respect to Global Acquisition obtained by them in connection with the negotiation or consummation of this Plan.

          4.12 Investment Intent. The Oak Ridge Stockholder is acquiring the shares to be delivered to him under this Plan for investment and not with a view to the sale or distribution thereof, and the Oak Ridge Stockholder has no commitment or present intention to dispose of the Global Acquisition common stock being received under the Plan. The Oak Ridge Stockholder shall execute and deliver to Global Acquisition, as a condition to the Closing, an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the securities of Global Acquisition being received under the Plan in exchange for the Oak Ridge Shares, and receipt of certain material information regarding Global Acquisition, including, but not limited to the reports of Global Acquisition filed with the Securities and Exchange Commission during the past twelve months and a copy of this Plan and all exhibits hereto.

          4.13 Corporate Authority. Oak Ridge has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Global Acquisition or its representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          4.14 Due Authorization. The execution of this Plan and performance by Oak Ridge hereunder have been duly authorized by all requisite corporate action on the part of Oak Ridge, and this Plan constitutes a valid and binding obligation of Oak Ridge and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Oak Ridge.

          4.15 Environmental Matters. Oak Ridge has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action, or of any cause for any such lien or action. In addition, to the best knowledge of Oak Ridge, there are no substances or conditions which may support a claim or cause of action against Oak Ridge or any of Oak Ridge' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.
          4.16 Access to Information Regarding Global Acquisition. The Oak Ridge Stockholder and Oak Ridge acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Global Acquisition and its present and contemplated business operations, management and other factors, all in the form of annual and quarterly reports filed by Global Acquisition with the Securities and Exchange Commission; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Global Acquisition, and with the legal and accounting firms of Global Acquisition, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                           Section 5

            Conduct of Oak Ridge Pending the Closing

          Except as otherwise provided herein, Oak Ridge and the Oak Ridge Stockholder agree that Oak Ridge will conduct itself in the following manner pending the Closing:

          5.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Oak Ridge.

          5.2 Capitalization, etc. Oak Ridge will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

          5.3 Conduct of Business. Oak Ridge will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of Global Acquisition, enter into any material commitments except in the ordinary course of business.

                           Section 6

       Conduct of Global Acquisition Pending the Closing

          Except as otherwise provided herein, Global Acquisition and the Global Acquisition Subsidiary agree that Global Acquisition will conduct itself in the following manner pending the Closing:

          6.1 Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Global Acquisition.

          6.2 Capitalization, etc. Global Acquisition will not make any change in its authorized or issued shares, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

          6.3 Conduct of Business. Global Acquisition will use its best efforts to maintain and preserve its business organization, employee relationships and good will intact, and will not, without the written consent of Oak Ridge, enter into any material commitments except in the ordinary course of business.

                           Section 7

Conditions Precedent to Obligations of the Oak Ridge Stockholder and Oak Ridge

          All obligations of the Oak Ridge Stockholder and Oak Ridge under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          7.1 Representations and Warranties True at Closing. The representations and warranties of Global Acquisition and the Global Acquisition Subsidiary contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          7.2 Due Performance. Global Acquisition and Global Acquisition Subsidiary shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

          7.3  Officers' Certificate.  Oak Ridge and the Oak Ridge
Stockholder shall have been furnished with a certificate signed by the President and Secretary of Global Acquisition, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) to the effects set out in Sections 6.1 and 6.2; and (2) that since the date of the financial statements (Exhibits C and C-1 hereto), there has been no material adverse change in the financial condition, business or properties of Global Acquisition, taken as a whole.

          7.4 Opinion of Counsel of Global Acquisition. The Oak Ridge Stockholder and Oak Ridge shall have received an opinion of counsel for Global Acquisition, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Global Acquisition to be issued to the Oak Ridge Stockholder under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

          7.5 Satisfaction of Conditions Precedent to Closing. The conditions that are precedent to the Closing of the Plan that are outlined in
Section 1.13 shall have been satisfied to the satisfaction of Oak Ridge and the Oak Ridge Stockholder.

                           Section 8

   Conditions Precedent to Obligations of Global Acquisition

          All obligations of Global Acquisition and the Global Acquisition Subsidiary under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          8.1 Representations and Warranties True at Closing. The representations and warranties of Oak Ridge and the Oak Ridge Stockholder contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          8.2 Due Performance. The Oak Ridge Stockholder and Oak Ridge shall have performed and complied with all the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

          8.3 Officers' and Stockholders' Certificate. Global Acquisition shall have been furnished with a certificate signed by the President and Secretary of Oak Ridge and the Oak Ridge Stockholder, attached hereto as
Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) to the effects set out in Sections 5.1 and 5.2; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of Oak Ridge taken as a whole.

          8.4 Books and Records. The Oak Ridge Stockholder or the Board of Directors of Oak Ridge shall have caused Oak Ridge to make available all books and records of Oak Ridge, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Global Acquisition at Closing.

          8.5 Acceptance by Sole Stockholder of Oak Ridge. The terms of this Plan shall have been approved by the sole Oak Ridge Stockholder as evidenced by his signature on Exhibit G and this Plan.

                           Section 9

                          Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the Directors of Global Acquisition or the Oak Ridge Stockholder and Oak Ridge if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Directors of Global Acquisition or the Oak Ridge Stockholder and Oak Ridge if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in
Section 2.

                           Section 10

                     Survival and Indemnity

          10.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing without regard to any action taken pursuant to this Plan, including without limitation, any investigation made by the party asserting any breach thereof, and shall continue in full force and effect for three years after the Closing.

          10.2 Indemnity from Global Acquisition and Global Acquisition Subsidiary. Global Acquisition and Global Acquisition Subsidiary agree to indemnify and hold Oak Ridge and the Oak Ridge Stockholder harmless against and in respect of:

          (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) any defect in title, (ii) any misrepresentation or omission by Global Acquisition or Global Acquisition Subsidiary herein or in any exhibit hereto, (iii) any materially misleading information furnished by Global Acquisition or the Global Acquisition Subsidiary herein or in any exhibit hereto, (iv) any breach by Global Acquisition or Global Acquisition Subsidiary of any representation, warranty or covenant herein or in any exhibit hereto, or (v) any debt or other obligation of Global Acquisition or Global Acquisition Subsidiary existing at or prior to the Closing or arising thereafter in connection with events occurring prior to the Closing (to the extent only that such debt or obligation is attributable to such events prior to the Closing); and

          (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Oak Ridge or the Oak Ridge Stockholder in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.2.

          10.3 Indemnity from Oak Ridge and Oak Ridge Stockholder.  Oak
Ridge the Oak Ridge Stockholder agree to indemnify and hold Global Acquisition and Global Acquisition Subsidiary harmless from and against and in respect of:

          (a) Any damage, liability, deficiency, loss, cost, expense or claim arising out of or resulting from (i) the breach of any representation, warranty or covenant by Oak Ridge or the Oak Ridge Stockholder herein or in any exhibit hereto (ii) any misrepresentation or omission by Oak Ridge or the Oak Ridge Stockholder herein or in any exhibit hereto or (iii) any materially misleading information furnished by Oak Ridge or the Oak Ridge Stockholder herein or in any exhibit hereto; and

          (b) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Global Acquisition and Global Acquisition Subsidiary in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 10.3.

          10.4 Not Exclusive Remedy. Any right of indemnity of any party pursuant to this Section 10 shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Plan, any other document or instrument executed in connection with the consummation of the transaction contemplated hereby, or otherwise.

                           Section 11

                       General Provisions

          11.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

          11.2 Waiver. Any failure on the part of any party hereto to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          11.3 Brokers. Except as otherwise shown in Exhibit J, each party represents to the other parties hereunder that no broker or finder has acted for it/him in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it/him.

          11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Global Acquisition:     Mark Meriwether
                                             3046 E. Brighton Place
                                             Salt Lake City, Utah 84121

               With a copy to:              Leonard W. Burningham, Esq.
                                                455 East 500 South, Suite 205
                                             Salt Lake City, Utah 84111

               If to Oak Ridge or the           John B. Bates
               Oak Ridge Stockholder:        156 Lakeshore Drive
                                             Harriman, TN 37748

          11.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          11.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          11.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          11.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Plan without the prior written consent of the other parties shall be void.

          11.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10 Default. In the event of default hereunder, the defaulting party shall be liable to the non-defaulting party for all costs and reasonable attorney's fees incurred in the enforcement of any of the provisions hereof.


          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger effective the day and year first above written.


                         GLOBAL ACQUISITION, INC.

                         By/s/ Mark Meriwether
                            Mark Meriwether, President


                         OAK RIDGE MICRO-ENERGY INC.

                         By/s/John B. Bates
                               John B. Bates, President


                         OAK RIDGE MICRO-ENERGY INC. STOCKHOLDER


                         /s/John B. Bates
                         John B. Bates, Sole Stockholder

                            EXHIBIT A


                                                      Number of Shares
                          Number of Shares              of  Stock of
                              Owned of            Global Acquisition to be
Name and Address     Oak Ridge Micro-Energy, Inc.   Received in Exchange

John B. Bates                      1,000                 23,049,018
156 Lakeshore Drive
Harriman, TN 37748

                                   EXHIBIT B


         ARTICLES OF INCORPORATION OF THE GLOBAL ACQUISITION SUBSIDIARY

                  ARTICLES OF INCORPORATION

                               OF

              GLOBAL ACQUISITION SUBSIDIARY, INC.



     The undersigned natural person, acting as incorporator of the corporation under the Nevada Revised Statutes, adopts the following Articles of Incorporation for such corporation.

                           ARTICLE I

     Name. The name of the corporation is "Global Acquisition Subsidiary, Inc." (hereinafter, the "Corporation").

                           ARTICLE II

     Period of Duration. The period of duration of the Corporation is perpetual.

                          ARTICLE III

     Purposes and Powers. The purpose for which the Corporation is organized is to engage in any and all lawful business.

                           ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of common voting stock having a par value of one mill ($0.001) per share. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

                           ARTICLE V

     Initial Resident Agent. The initial resident agent of the Corporation shall be CSC Services of Nevada, Inc., and the street address and mailing address of the initial resident agent are: 502 East John Street, Room E, Carson City, Nevada 89706.

                           ARTICLE VI

     Directors. The Corporation shall be governed by a Board of Directors consisting of no less than one director. The number of directors constituting the initial Board of Directors is one and the name and street address of the person who shall serve as director until his successor is elected and qualified is, to-wit:

               Mark Meriwether
               3046 E. Brighton Place
               Salt Lake City, Utah 84121

                          ARTICLE VII

     Incorporator.  The name and street address of the incorporator is:

               Mark Meriwether
               3046 E. Brighton Place
               Salt Lake City, Utah 84121

                          ARTICLE VIII

     Control Share Acquisitions. The provisions of NRS 78.378 to 78.3793, inclusive, are not applicable to the Corporation.

                           ARTICLE IX

     Indemnification of Directors and Executive Officers. To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities.


                                   /S/Mark Meriwether
                                   Mark Meriwether

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

     On the 15 day of January, 2002, personally appeared before me Mark Meriwether, who duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator; that he has read the foregoing instrument and knows the contents thereof; and that the contents thereof are true of his personal knowledge.



                                   /s/Sheryl Ross
                                   Notary Public

                            EXHIBIT C

        GLOBAL ACQUISITION AUDITED FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED

                       DECEMBER 31, 2000

ANDERSEN ANDERSEN & STRONG, L.C.
Certified Public Accountants and Business Consultants
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA
Telephone 801 486-0096
Fax 801 486-0098

Board of Directors
Global Acquisitions, Inc.
Salt Lake City, Utah

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Global Acquisitions, Inc. (development stage company) at December 31, 2000 and the related statement of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999 and the period from January 1, 1996 (date of inception of development stage) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in
all material respects, the financial position of    Global Acquisitions, Inc.
at December 31, 2000, and the results of operations, and cash flows for the years ended December 31, 2000 and 1999 and the period from January 1, 1996 (date of inception of development stage) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


May 4, 2001                                 s/Andersen Andersen and Strong
Salt Lake City, Utah

                   GLOBAL ACQUISITIONS, INC.
                           BALANCE SHEET
                         December 31, 2000


ASSETS
CURRENT ASSETS

 Cash                                                           $     -

         Total Current Assets                                   $     -

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accounts payable - related party                            $ 38,450
 Accounts payable                                                  8,230

     Total Current Liabilities                                    46,680

STOCKHOLDERS' EQUITY

    Preferred stock
      10,000,000 shares authorized at $0.10 par value;
      non issued and outstanding                                      -
 Common stock
       100,000,000 shares authorized at $.001 par value;
       5,831,503 issued and outstanding                            5,831
 Capital in excess of par value                                5,716,058
    Accumulated deficit - Note 1                              (5,768,569)

   Total Stockholders' Deficiency                                (46,680)

                                                             $        -

 The accompanying notes are an integral part of these financial statements.

                    GLOBAL ACQUISITIONS, INC.
                    STATEMENTS OF OPERATIONS
      For the Years Ended December 31, 2000 and 1999 and the Period
 January 1, 1996 (date of inception of development stage) to December 31, 2000
                                                               Period
                                    Dec 31,       Dec 31,    Jan 1, 1996
                                     2000          1999     to Dec 31, 2000
REVENUES                           $         -     $        -  $        -


EXPENSES

   Administrative                      115,130              -     115,130
   Interest expense                     26,123         31,347     340,159

NET LOSS - before other income and
expense                               (141,253)       (31,347)   (455,289)

OTHER INCOME AND EXPENSE

   Loss of assets                            -              -  (4,608,767)
   Settlement of debt                1,615,082              -   1,615,082

NET PROFIT (LOSS)                  $ 1,473,829      $ (31,347)$(3,448,974)

NET PROFIT (LOSS) PER COMMON
 SHARE

    Basic                                $ .38        $  (.14)

AVERAGE OUTSTANDING
   SHARES

        Basic                        3,866,491        217,491

The accompanying notes are an integral part of these financial statements.

                    GLOBAL ACQUISITIONS, INC.
                STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
       Period January 1, 1996 (date of inception of development stage) to
                        December 31, 2000
______________________________________________________________________________
                    Preferred Stock   Common Stock    Excess of   Accumulated
                    Shares   Amount  Shares   Amount  Par Value     Deficit
Balance
January 1, 1996     331,950  $ 33,195 202,542  $  202 $5,422,869  $(2,319,595)

Issuance of
common stock
for services at
$4.20-1996              -         -    14,949      15     20,918           -

Net operating
loss for the year
ended December 31,
1996                    -         -       -       -          -
(4,748,837)

Net operating loss
for the year ended
December 31, 1997       -         -       -       -          -       (111,272)

Net operating loss
for the year ended
December 31, 1998       -         -       -       -          -        (31,347)

Net operating loss
for the year ended
December 31, 1999       -         -       -       -          -        (31,347)

Balance
December 31, 1999     331,950 $33,195 217,491  $  217 $5,443,787  $(7,242,398)

Issuance of common
stock for services
at $.063                  -       -   495,000     495     30,975            -

Issuance of common
stock for expenses
at $.07                   -       -   339,365     339     23,391            -

Issuance of common
stock for settlement
of debt at $.037          -       - 4,740,796   4,741    169,749            -

Issuance of common
stock for retirement
of preferred stock   (331,950)(33,195) 38,851      39     33,156            -

Contributions to
capital - expenses        -       -       -       -       15,000            -

Net operating profit
for the year ended
December 31, 2000         -       -       -       -          -      1,473,829

Balance
December 31, 2000         -  $    - 5,831,503 $ 5,831$ 5,716,058  $(5,768,569)

The accompanying notes are an integral part of these financial statements.

                     GLOBAL ACQUISITIONS,  INC.
                     STATEMENTS OF CASH FLOWS
For the  Years Ended December 31, 2000  and 1999 and the period
January 1, 1996 (date of inception of development stage) to December 31, 2000
                                                               Period
                                    Dec 31,       Dec 31,    Jan 1, 1996
                                     2000          1999     to Dec 31, 2000
CASH FLOWS FROM
 OPERATING ACTIVITIES


 Net profit (loss)                 $ 1,473,829     $ (31,347)     (3,448,974)

 Adjustments to reconcile net loss to
  net cash provided by operating
  activities

    Change in accounts payable          71,053        31,347         362,481
    Issuance of common stock for
     expenses And contribution
     to capital for expenses            70,200           -            91,133
    Loss of assets                           -           -         4,608,767
    Gain on settlement of debt      (1,615,082)          -        (1,615,082)

          Net Cash From (Used)
          in Operations                      -           -                 -

CASH FLOWS FROM INVESTING
 ACTIVITIES                                  -           -                 -

CASH FLOWS FROM FINANCING
 ACTIVITIES                                  -           -                 -

 Net Increase (Decrease) in Cash             -           -                 -

 Cash at Beginning of Period                 -           -                 -

 Cash at End of Period                $      -     $     -         $       -


NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of  14,949 shares common stock for services - 1996     $  20,933
Issuance of  834,365 shares common stock for services and
expenses - 2000                                                    55,200
Contribution to capital - expenses                                 15,000

The accompanying notes are an integral part of these financial statements.

                   GLOBAL ACQUISITIONS,  INC.
                  NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

The Company was incorporated on August 15, 1986 under the laws of the state of Colorado, with the name "Vates Corp." with authorized common stock of 100,00,000 shares with no par value and authorized preferred stock of 10,000,000 shares with a par value of $0.10. On June 6, 1991, the name was changed to "O.T.S. , Holdings , Inc." and on April 17, 2001 the name was
changed to "Global Acquisitions, Inc."       On March 6, 2000 the   authorized
common stock was changed to a par value of $.001

Since inception, the Company has completed several acquisitions in connection with three reverse stock splits resulting in its present capitalization.

This report has been prepared showing the name change and the after stock split shares with a par value of $.001 from inception.

After 1995 the Company became inactive and is considered to be in the development stage after that date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On December 31, 2000, the Company had accumulated net operating losses of $5,716,058 however the loss will not be available for carryover since there are no assets and there has been a substantial change in its stockholders.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Financial Instruments

The carrying amounts of financial instruments, including the accounts payable, are considered by management to be their estimated fair values.

                    GLOBAL ACQUISITIONS,  INC.
            NOTES TO FINANCIAL STATEMENTS - continued

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding, after the stock splits. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  RELATED PARTY TRANSACTIONS

Securities on hand on December 31, 1999 consisted of 8,660,000 shares of CEC. and during January 2000, the stock was traded to a related party for the assumption of debt.

Related parties will have acquired 85% of the common stock issued by the Company after the events shown in note 6.

4.  BANKRUPTCY

On   April 23, 1997  the Company entered a petition in bankruptcy to clear its debt, however, on December 23, 1999, the court terminated the petition with no action because of a no asset report by the trustee.

5.  GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however there is insufficient working capital for any future planned activity.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term debt which will enable the Company to conduct operations for the coming year.

                    GLOBAL ACQUISITIONS,  INC.
            NOTES TO FINANCIAL STATEMENTS - continued



6.   RECISSION OF ACQUISITION OF  SUBSIDIARY

On February 18, 2000, the Company acquired all of the outstanding stock of "Thin Battery, Inc"., a Nevada corporation through a stock for stock agreement.

On February 14, 2001 the acquisition of Thin Film Battery, Inc. (subsidiary) was mutually rescinded and the stock issued in connection with the acquisition was returned to the Company and canceled.

This report has been prepared   showing the rescission of  the acquisition
retroactively.

                           EXHIBIT C-1

                    GLOBAL ACQUISITION, INC.

                 UNAUDITED FINANCIAL STATEMENTS

                      FOR THE PERIOD ENDED

                       SEPTEMBER 30, 2001

                      GLOBAL ACQUISITIONS, INC.
                           BALANCE SHEETS
              September 30, 2001 and December 31, 2000
                                                   Sept. 30,     Dec. 31,
                                                    2001           2000

ASSETS
CURRENT ASSETS

 Cash                                            $     -        $     -

         Total Current Assets                    $     -        $     -

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accounts payable - related party             $  45,780      $  38,450
    Accounts payable                                 4,915          8,230

     Total Current Liabilities                      50,695         46,680

STOCKHOLDERS' EQUITY

    Preferred stock
      10,000,000 shares authorized at $0.10 par
      value; non issued and outstanding                -              -
 Common stock
      100,000,000 shares authorized at $.001 par
      value; 5,831,503 issued and outstanding        5,831          5,831
 Capital in excess of par value                  5,716,058      5,716,058
    Accumulated deficit - Note 1                (5,772,584)    (5,768,569)

   Total Stockholders' Deficiency                  (50,695)       (46,680)

                                                  $    -         $    -

 The accompanying notes are an integral part of these financial statements.

                    GLOBAL ACQUISITIONS, INC.
                    STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2001 and 2000 and the Period
January 1, 1996 (date of inception of development stage) to September 30, 2001
                      Three Months Ended  Nine Months Ended       Period
                         September 30,        September 30,     Jan 1, 1996
                      2001          2000  2001        2000   to Sept. 30, 2001
REVENUES              $         -  $      -  $      - $      -   $       -

EXPENSES

   Administrative           2,700         -     4,015  110,930     116,445
   Interest expense             -         -         -   26,123     342,859

NET LOSS - before
other income and
expense                    (2,700)        -    (4,015)(137,053)   (459,304)

OTHER INCOME AND EXPENSE

   Loss of assets               -         -         -          -  (4,608,767)
   Settlement of debt           -         -         -  1,615,082   1,615,082

NET PROFIT (LOSS)         $(2,700) $      - $  (4,015)$1,478,029 $(3,452,989)

NET PROFIT (LOSS) PER COMMON
 SHARE

    Basic                 $     -  $      - $       - $      .25

AVERAGE OUTSTANDING
   SHARES

        Basic (stated in
        1000's)             5,831     5,831       5,831    5,831

The accompanying notes are an integral part of these financial statements.

                     GLOBAL ACQUISITIONS,  INC.
                     STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2001 and 2000 and the period January
1, 1996 (date of inception of development stage) to September 30, 2001
                                         Nine Months Ended       Period
                                           September 30,        Jan 1, 1996
                                          2001        2000   to Sept. 30, 2001
CASH FLOWS FROM
 OPERATING ACTIVITIES

 Net profit (loss)                         $(4,015)  $ 1,478,029 $ (3,452,989)

 Adjustments to
 reconcile net loss to
 net cash provided by
 operating activities

    Change in accounts
    payable                                  4,015       137,053      368,171

    Issuance of common
    stock for expenses
    And contribution
    to capital for expenses                      -             -       91,133
    Loss of assets                               -             -    4,608,767

    Gain on settlement of debt                   -    (1,615,082)  (1,615,082)

          Net Cash From (Used)
          in Operations                          -             -            -


CASH FLOWS FROM INVESTING
 ACTIVITIES                                      -             -            -

CASH FLOWS FROM FINANCING
 ACTIVITIES                                      -             -            -

Net Increase (Decrease) in cash                  -             -            -

Cash at Beginning of Period                      -             -            -

Cash at End of Period                        $   -         $   -      $     -

NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of  14,949 shares common stock for services - 1996     $  20,933
Issuance of  834,365 shares common stock for services and
expenses - 2000                                                    55,200

The accompanying notes are an integral part of these financial statements.

                   GLOBAL ACQUISITIONS,  INC.
                  NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

The Company was incorporated on August 15, 1986 under the laws of the state of Colorado, with the name "Vates Corp." with authorized common stock of 100,000,000 shares with no par value and authorized preferred stock of 10,000,000 shares with a par value of $0.10. On June 6, 1991, the name was changed to "O.T.S. , Holdings , Inc." and on April 17, 2001 the name was
changed to "Global Acquisitions, Inc."   On March 6, 2000 the authorized
common stock was changed to a par value of $.001

Since inception, the Company has completed several acquisitions in connection with three reverse stock splits resulting in its present capitalization. This report has been prepared showing the name change and the after stock split shares with a par value of $.001 from inception.

After 1995 the Company became inactive and is considered to be in the development stage after that date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On September 30, 2001, the Company had a net operating loss available for carryover of $4,015. The tax benefit of approximately $1,204 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carryforward will expire in 2002.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Financial Instruments

The carrying amounts of financial instruments, including the accounts payable, are considered by management to be their estimated fair values.

                    GLOBAL ACQUISITIONS,  INC.
            NOTES TO FINANCIAL STATEMENTS - continued

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding, after the stock splits. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  RELATED PARTY TRANSACTIONS

Related parties will have acquired 85% of the common stock issued by the Company.

Related parties have made non interest bearing loans to the Company of $45,780.

4.  BANKRUPTCY

On   April 23, 1997  the Company entered a petition in bankruptcy to clear its debt, however, on December 23, 1999, the court terminated the petition with no action because of a no asset report by the trustee.

5.  GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however there is insufficient working capital for any future planned activity. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term debt which will enable the Company to conduct operations for the coming year.

6.   RECISSION OF ACQUISITION OF SUBSIDIARY

On February 18, 2000, the Company acquired all of the outstanding stock of "Thin Battery, Inc"., a Nevada corporation through a stock for stock agreement. On February 14, 2001 the acquisition of Thin Film Battery, Inc. (subsidiary) was mutually rescinded and the stock issued in connection with the acquisition was returned to the Company and canceled. This report has been prepared showing the recission of the acquisition retroactively.

                           EXHIBIT D

     EXCEPTIONS TO GLOBAL ACQUISITION FINANCIAL STATEMENTS


          None.

                            EXHIBIT E


                  OAK RIDGE MICRO-ENERGY, INC.

           FINANCIAL STATEMENTS FOR THE PERIODS ENDED

        UNAUDITED BALANCE SHEET AS OF DECEMBER 31, 2001

                   OAK RIDGE MICRO-ENERGY, INC.
                          BALANCE SHEET
                        December 31, 2001


                              ASSETS

Cash                                         $     0
Subscription Receivable                      $10,000
                                             -------
          TOTAL ASSETS                       $10,000
                                             =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
                                             $     0
                                             -------
          TOTAL LIABILITIES                  $     0
                                             -------

STOCKHOLDERS' EQUITY

Common stock; 50,000,000 shares authorized
$0.001 par value;  1,000 shares outstanding  $     1
Additional Paid in Capital                   $ 9,999
                                             -------
          TOTAL STOCKHOLDERS' EQUITY         $10,000
                                             -------
          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY               $     0
                                             =======

                            EXHIBIT F


          EXCEPTIONS TO OAK RIDGE FINANCIAL STATEMENTS


          None.

                            EXHIBIT G



Global Acquisition, Inc.
3046 E. Brighton Place
Salt Lake City, Utah 84121

Colonial Stock Transfer
455 East 4th South
Salt Lake City, Utah 84111

               Re: Exchange of shares of Oak Ridge Micro-Energy, Inc., a Nevada corporation ("Oak Ridge"), for shares of Global Acquisition, Inc., a Colorado corporation ("Global Acquisition or the "Company")

Gentlemen:

          Pursuant to that certain Agreement and Plan of Merger ("Plan") between the undersigned, Oak Ridge, and Global Acquisition, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan; the Annual Report on Form 10-KSB of Global Acquisition for the year ended December 31, 2000; and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001; its merger and related exhibits with Global Acquisition Subsidiary; and all information regarding certain proposed acquisitions or mergers of Global Acquisition, and I represent and warrant that no director or executive officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange, and I am fully capable of bearing the economic risk of the loss of my entire cost basis in the shares of Oak Ridge being exchanged.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or executive officer of the Company whose addresses are listed in the aforesaid Annual Report, or of the legal and accounting firms for the Company. I understand that the accounting firm for Global Acquisition is Andersen, Andersen & Strong, Certified Public Accountants, 941 East 3300 South, Salt Lake City, Utah 84106, Telephone #801-486-0096; and that legal counsel for Global Acquisition is Leonard W. Burningham, Esq. Suite 205, Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I further understand that I must bear the economic risk of ownership of any of the Global Acquisition shares for a long period of time, the minimum of which will be one (1) years, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or is otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable securities laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Global Acquisition for use by Global Acquisition as they are being made to induce you to issue me the shares of Global Acquisition under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Global Acquisition, all shares of Global Acquisition to be issued and delivered to me in exchange for my shares of Global Acquisition shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

                    The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Global Acquisition will attempt to accommodate any stockholders' request where Global Acquisition views the request is made for valid business or personal reasons so long as in the sole discretion of Global Acquisition, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Global Acquisition.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               John B. Bates and Sharon C. Bates JTRS
               (Name)

               74 Rolling Links Blvd.
               (Address)

               Oak Ridge, TN 37830


               ___________________________________________________

                              If joint tenancy with full rights of
                              survivorship is desired, put the initials
                              JTRS after your names.

          Thank you very much.

          Dated this 14 day of January, 2002.

                              Very truly yours,

                              /s/John B. Bates

                                EXHIBIT H

                     CERTIFICATE OF OFFICER PURSUANT TO

                        AGREEMENT AND PLAN OF MERGER


          The undersigned, the President of Global Acquisition, Inc., a Colorado corporation ("Global Acquisition"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan") between Global Acquisition, Global Acquisition Subsidiary, Inc., a Nevada corporation to be formed ("Global Acquisition Subsidiary"); and Oak Ridge Micro-Energy, Inc., a Nevada corporation ("Oak Ridge"), and the sole stockholder of Oak Ridge (the "Oak Ridge Stockholder):

          1. That he is the President of Global Acquisition and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Oak Ridge and the Oak Ridge Stockholder.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Global Acquisition regarding the Plan:

            (i) All representations and warranties of Global Acquisition contained within the Plan are true and correct;

            (ii) Global Acquisition has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Global Acquisition as set forth in its financial statements for the year ended December 31, 2000, and the period ended September 30, 2001, except as set forth in Exhibit D to the Plan.


                         GLOBAL ACQUISITION, INC.


                         By/s/Mark Meriwether
                         Mark Meriwether , President

                            EXHIBIT I

               CERTIFICATE OF OFFICER PURSUANT TO

                  AGREEMENT AND PLAN OF MERGER


          The undersigned, the President of Oak Ridge Micro-Energy, Inc., a Nevada corporation ("Oak Ridge"), represents and warrants the following as required by the Agreement and Plan of Merger (the "Plan") between Oak Ridge, its sole stockholder (the "Oak Ridge Stockholder"); and Global Acquisition, Inc, a Colorado corporation ("Global Acquisition"), and its wholly-owned subsidiary, Global Acquisition Subsidiary, Inc., a Nevada corporation to be formed ("Global Acquisition Subsidiary") :

          1. That he is the President of Oak Ridge and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Global Acquisition.

          2.   Based on his personal knowledge, information, belief:

           (i) All representations and warranties of Oak Ridge contained within the Plan are true and correct;

           (ii) Oak Ridge has complied with all terms and provisions required of it pursuant to the Plan; and

           (iii) There have been no material adverse changes in the financial position of Oak Ridge as set forth in its financial statements consisting of a balance sheet at December 31, 2001 except as set forth in Exhibit F to the Plan.


                              OAK RIDGE MICRO-ENERGY, INC.



                              By/s/John B. Bates
                              John B. Bates, President


                              /s/John B. Bates
                              John B. Bates, Individually

                            EXHIBIT J

                            Finders


          None.